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                                                                   EXHIBIT 3.3

                                     [SEAL]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

September 23, 1996

JOHN F. BRADLEY
THE LAW OFFICES OF JOHN BRADLEY & ASSOC.
1215 EAST BROWARD BLVD., SUITE 200
FT. LAUDERDALE, FL 33301


Re: Document Number P93000022580

The Articles of Amendment to the Articles of Incorporation of MEDIFORCE, INC., a Florida corporation, were filed on September 16, 1996.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Darlene Connell
Corporate Specialist
Division of Corporations                            Letter Number: 896A00043763
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                                                                    FILED
                                                                96 SEP 16 1:52
                                                              SEAL SECY OF STATE
                                                             TALLAHASSEE FLORIDA



                            ARTICALS OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                       OF
                                MEDIFORCE, INC.

Pursuant to the provisions of Chapter 607, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, filed March 25, 1993, #P930000225880 and Articles of Amendment filed August 22, 1996.

     FIRST:    The following amendment of the Articles of Incorporation was adopted by the corporation:

     Stock:
               This Corporation is authorized to issue ten million (10,000,000) shares of .0001 cents par value common stock which shall be designated "COMMON SHARES".

     SECOND:   The amendment was adopted by the Board of Directors on the 30th
Day of August, 1996.

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     THIRD: The amendment was approved by a majority of the Shareholders of the corporation on the 30th day of August, 1996. The number of votes cast was sufficient for approval.

DATED: 9/13/1996

                                       MEDIFORCE, INC.
                                       /s/ WILMA COX
                                       -----------------------------
                                       WILMA COX, President Attest:

/s/ WILMA COX
-------------------------

          Secretary

STATE OF FLORIDA

COUNTY OF BROWARD

     I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared WILMA COX.

     1. (     ) to me personally known to be the person described herein and who executed the foregoing instrument, and acknowledged under oath that she executed the same. OR

     2. ([check mark]) who produced identification in the form of Florida Driver's License #C200 920-38-746-0 Exp. 7/02 and acknowledged under oath before me that she executed the same. WITNESS my hand and official seal in the County and State aforesaid this 13th day of September, 1996.

                                        /s/ ESTHER M. MUNNILAL
                                        ----------------------------------
                                        Notary Public

                                        ESTHER M. MUNNILAL
                                        ----------------------------------
                                        (Type or Print Name of Notary)

[SEAL]
My Commission Expires: Dec. 21, 1996